SUBSIDIARIES OF MEDIANEWS GROUP, INC.

SUBSIDIARY                                           PLACE OF INCORPORATION OR
                                                             FORMATION
Northwest New Mexico Publishing Company                       Delaware

Los Angeles Daily News Publishing Company, (Daily             Delaware
News)

Long Beach Publishing Company, (Press-Telegram)               Delaware

New Mexico-Texas MediaNews LLC (33.8% ownership               Delaware
percentage in Texas-New Mexico Newspapers
Partnership, which includes: El Paso Times, Las
Cruces Sun-News, The Deming Headlight, Alamogordo
Daily News, Ruidoso News, The Daily Times
(Farmington), Carlsbad Current-Argus)

Graham Newspapers, Inc., (The Graham Leader, KSWA,            Delaware
KWKQ, KLXK, KROO)

York Newspapers, Inc. (The York Dispatch, York                Delaware
Sunday News)

Hanover Publishing Co. (The Evening Sun (Hanover),            Delaware
Lebanon Daily News)

Charleston Publishing Company (Charleston Daily               Delaware
Mail)

New England Newspapers, Inc. (North Adams                     Delaware
Transcript, Brattleboro Reformer, Bennington
Banner, The Berkshire Eagle (Pittsfield))

New England Internet Media Publishing , Inc.                  Delaware

Eastern Colorado Production Facilities, Inc.                  Delaware

Fitchburg Publishing Company, (The Sentinel &                 Delaware
Enterprise)

Fitchburg Internet Media Publishing Company, Inc.             Delaware

Lowell Publishing Company (The Sun)                           Delaware

Lowell Internet Media Publishing Company, Inc                 Delaware

The Denver Post Corporation (The Denver Post)                 Delaware

Eastern Colorado Publishing Company (Fort Morgan              Delaware
Times, Journal-Advocate (Sterling), Lamar Daily News)

MediaNews Group Interactive, Inc.                             Delaware

Rate Watch, Inc.                                              Delaware

MNG/PowerOne Media Holding Company, Inc.                      Delaware

New Mexico-Texas MediaNews Group Interactive, Inc.            Delaware


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West Coast MediaNews LLC (54.23% Ownership                    Delaware
percentage in California Newspapers Partnership which includes: Oakland Tribune, Tri-Valley Herald
(Pleasanton), The Argus (Fremont), The Daily
Review (Hayward), Alameda Times-Star, San Mateo
County Times, Inland Valley Daily Bulletin
(Ontario), Enterprise-Record (Chico), San Gabriel
Valley Tribune, Whittier Daily News, Pasadena
Star-News, Times-Standard (Eureka), Mercury-Register
(Oroville), Times-Herald (Vallejo), Marin
Independent Journal, Lake County Record-Bee
(Lakeport), Daily Democrat (Woodland), The Ukiah
Daily Journal, Redlands Daily Facts, Red Bluff
Daily News, The Sun (San Bernardino), Paradise
Post, The Reporter (Vacaville), Original Apartment
Magazine, LA.com)

California Newspapers Partnership                            California

Kearns-Tribune, LLC (The Salt Lake Tribune)                   Delaware

Connecticut Newspapers Publishing Company                     Delaware
(Connecticut Post)

Alaska Broadcasting Company, Inc. (Northern                    Alaska
Television, Inc. KTVA)